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                                                                    EXHIBIT 10.2


                              AMENDMENT No. 1 TO
           ASSET PURCHASE AGREEMENT BETWEEN HOLLYWOOD PARK, INC. AND
              CHURCHILL DOWNS INCORPORATED DATED AS OF MAY 5, 1999

                          Dated as of August 31, 1999

     This AMENDMENT No. 1 is entered into by Hollywood Park, Inc., a Delaware corporation (HPI), Churchill Downs Incorporated, a Kentucky corporation (CDI), and Churchill Downs California Company, a Kentucky corporation (CDC), with reference to the following facts:

     WHEREAS, CDI has assigned all of it rights and obligations under that certain Asset Purchase Agreement dated May 5, 1999 (the "Purchase Agreement") between HPI and CDI, to CDC and CDC has accepted such rights and obligations;

     WHEREAS, by virtue of such assignment, CDC is a party to this Amendment No. 1 and by its execution hereof, CDI acknowledges that CDC is a party to this Amendment No. 1;

     WHEREAS, the California Division of Gambling Control is reviewing, and has requested clarifications to, the Purchase Agreement between the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchase Agreement is amended as follows:

     Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

     Section 1 Definitions. The Office Lease defined in Section 1 whereby HPI would lease office space from CDI on terms substantially similar to the form of lease attached as Exhibit E and Exhibit E-1 will no longer be necessary. Any and all references to the Office Lease are hereby deleted.

     Section 2.2.2 Accounts Receivable. Accounts Receivable expressly excludes all accounts and notes receivable pertaining to gaming at the Hollywood Park-Casino.

     Section 2.2.9 Excluded Contracts, Permits and Licenses. The following is added to the list of contracts, permits and licenses not transferred to CDC (as assignee of CDI) as noted on Schedule 2.2.9:

     "15.  Provisional license to operate Hollywood Park-Casino held by HPI."

     Section 4.4 Government Approvals. The following is added to the list of governmental approvals required as noted on Schedule 4.4:
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     "2.  Approvals required from the Division of Gambling Control in connection with this Agreement and the Casino Lease."

     Section 4.17  Litigation.  The following disclosure is hereby added to
Schedule 4.17 in respect to HPI's knowledge of material legal, administrative, arbitration or other proceedings, claims, actions or governmental regulatory investigations of any nature pending or threatened against or affecting the
Assets:

     "Regulatory investigation by the Division of Gambling Control in connection with HPI's operation of the Hollywood Park-Casino."

     Additionally, the title of Schedule 4.17 is changed from "Litigation" to "Litigation and Other Regulatory Investigation."

     Section 5.6  Financing.  The following sentence is added to the end of
Section 5.6:

     "Any such alternate financing shall meet the approval of the Division of Gambling Control."

     Sections 8.1.13 and 10.3: Casino Operator. The approved Casino Operator is Century Gaming Management, Inc., a California corporation. The references to California Casino Management in Sections 8.1.13 and 10.3 shall be replaced with Century Gaming Management, Inc., a California corporation.

     Section 10.4 Termination Date. Subject to and without waiving or modifying the parties' respective rights of termination provided for in this
Section 10.4 or otherwise available to it, Seller acknowledges that (i) Buyer has informed it that Buyer's lender requires three business days prior notice to release the funds which Buyer intends to utilize to purchase the Assets and consummate the Transactions; and (ii) upon Seller's receipt of a copy of such notice, the parties shall perform all acts necessary to consummate such transactions upon expiration of the three business day period.

     Section 11.7 Non-Parimutuel Gaming. It is the intent of the parties to comply with California gaming laws. To the extent California law changes such that non-parimutuel gaming becomes legal, prior to any such gaming activity taking place at Hollywood Park, necessary approvals or licensure shall be sought and obtained from the Division of Gambling Control.

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     Section 12.9 Assignment and Assumption.  The following shall be added to become Section 12.9 entitled Assignment and Assumption:

     "Section 12.9  Assignment and Assumption.  Buyer is assigning to Churchill
                    -------------------------
     Downs California Company, a Kentucky Corporation ("CDC"), its rights to enter into the following agreements: (1) Casino Lease; (2) Parking License; (3) Easement Agreement, and (4) License Agreement (collectively the "Assigned Agreements"). As a material inducement to and in consideration of Seller's consent to Buyer's assignment of the Assigned Agreements, Buyer shall, on the Closing Date, execute and deliver to Seller a guaranty (the "Guarantee") substantially in the form attached hereto as Exhibit B.

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       This Amendment No. 1, which may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, supersedes any inconsistent provisions in the Agreement. The Agreement, as amended hereby, remains in full force and effect.


     Dated as of this 31st day of August, 1999.


                                        HOLLYWOOD PARK, INC.


                                        By: ____________________________________
                                        Its:____________________________________


                                        CHURCHILL DOWNS INCORPORATED


                                        By: ____________________________________
                                        Its:____________________________________


                                        By: ____________________________________
                                        Its:____________________________________


                                        CHURCHILL DOWNS CALIFORNIA
                                        COMPANY


                                        By: ____________________________________
                                        Its:____________________________________

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